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                                                                    Exhibit 10.7

                             TERMINATION AGREEMENT
                             ---------------------



     This Agreement is entered into this 30th day of December, 1999, by and between coolsavings.com inc., a Michigan corporation (hereinafter referred to as "Employer"), and Hillel Levin, an individual ("hereinafter referred to as "Employee").

                                 W I T N E S S E T H:

     WHEREAS, according to the terms of Employee's employment, such employment is terminable at will by either party; and

     WHEREAS, Employee voluntarily terminated his employment with Employer effective as of December 31, 1999;

     NOW, THEREFORE, in consideration of the representations, promises, and agreements set forth herein, the adequacy, sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Termination of Employment.    Employer and Employee hereby acknowledge and
     -------------------------
confirm that: (i) Employee delivered his resignation, effective as of December 31, 1999, to the Company on or about September 10, 1999; and (ii) Employer accepted Employee's resignation, effective as of December 31, 1999, on or about September 10, 1999. Accordingly, Employee's employment with Employer shall terminate at the close of business on December 31, 1999. Until such time, Employer shall continue to pay Employee, when due (in accordance with Employer's practices in effect for all employees), his salary compensation currently in effect, less all applicable state and federal taxes. Further, in the event Employee properly performs his duties from and after the date of this Agreement through the close of business on December 31, 1999, then Employer shall pay Employee, no later than January 15, 2000, a bonus for the services performed by Employee during 1999 in the amount of Twenty Thousand and 00/100 ($20,000) Dollars.

2.   Severance Compensation.    Employee hereby acknowledges that in accordance
     ----------------------
with Employer's usual and customary termination practices, Employee is not entitled to receive any severance pay or other compensation.

3.   Additional Consideration.    In consideration of the covenants and
     -------------------------
agreements set forth in this Agreement (including but not limited to the Release contained in Section 5 herein and the covenants and restrictions contained in Sections 6 and Section 7 herein), Employer hereby agrees to pay and/or allow Employee the following additional benefits, all of which are beyond the scope of Employer's usual and customary termination practices (the "Additional Consideration"). Employer shall simultaneously with the execution of this Agreement, enter into the following agreements with Employee:

          (i) A First Amendment to each of the three (3) Non-Qualified Stock Option Agreements currently in effect between Employee and Employer, in form and

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          substance as attached hereto, which Amendments Employee hereby agrees materially amend, for Employee's benefit, Employee's rights under all of said Non-Qualified Stock Option Agreements currently in effect with Employer; and

          (ii).  A Consulting Agreement.

     Employee acknowledges and agrees that the benefits granted by Employer pursuant to this Section 3 are not, and shall not be construed as, compensation to Employee, but rather as consideration for the covenants and agreements contained herein (including but not limited to the Release contained in Section 5 herein and the covenants and restrictions contained in Sections 6 and Section 7 herein). Further, Employee acknowledges, understands and agrees that he is solely responsible for the payment of any and all taxes incurred as a result of all such benefits.

4.   Representations and Warranties of Employee.    Employee hereby represents
     ------------------------------------------
and warrants to Employer, as follows:

     a. That on January 1, 2000 he will not be in possession of any work product, trade secret, and/or other confidential written information of Employer or any copies thereof, except such work product, trade secrets, and/or other confidential written information of Employer that Employee shall be entitled to possess under the terms of the Consulting Agreement.

     b. That from and after January 1, 2000 he will not disclose any of Employer's work product, trade secrets, the terms of this Agreement (including, but not limited to, the type or nature of Additional Consideration received hereunder), and/or other confidential information, written or oral, to any third party, except as specifically permitted under the terms of the Consulting Agreement; provided however that nothing contained herein shall be construed to limit Employee's right to use information which is common knowledge within the online and/or internet industry or within the general public at large. Further, any and all skills of Employee acquired during his employment with Employer may be used in subsequent employment, subject to the terms of paragraph 6 herein, provided same do not include the use of trade secrets acquired by reason of Employee's confidential relationship with Employer.

     c. That the signing of this Agreement by Employee evidences: (i) Employee's understanding of the terms hereof, including but not limited to, Sections 5, 6, 7, and 8; (ii) an acknowledgement by Employee that prior to Employee signing this Agreement, Employee was advised by Employer in writing to consult with an attorney; and (iii) a representation by Employee to Employer that he did consult with an attorney and/or with others whom Employee deemed it necessary or advisable to consult, prior to signing this Agreement; and (iv) that Employee has taken a period of at least 21 days to read, review, and consider the terms of this Agreement.

5.   Release.
     -------

     a. In exchange for the Additional Consideration, Employee does hereby agree not to sue Employer for, and does further remise, release and forever discharge Employer from, any

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     and all Claims (as defined in subsection c. below), known or unknown, against Employer which Employee ever had, now has, or may or could have, for or by reasons of any matter, cause or thing whatsoever, occurring at any time prior to and including the date of this Agreement. HOWEVER, THIS RELEASE DOES NOT CAUSE EMPLOYEE TO WAIVE ANY RIGHTS OR CLAIMS THAT MAY
                  ---
     ARISE AGAINST EMPLOYER AFTER THE DATE THIS AGREEMENT IS SIGNED BY EMPLOYEE.
                            -----

     b.  This Release includes, but is not limited to, all Claims arising out
                                                                  -----------
     of, in any way connected with or relating to Employee's employment, or the
     --------------------------------------------------------------------------
     termination of Employee's employment, with Employer.  Such Claims include
     ------------------------------------
     but are not limited to: breach of contract; impairment of economic opportunity; intentional or negligent infliction of emotional harm or distress or any other tort whatsoever; age discrimination (including but not limited to, under the Age Discrimination in Employment Act of 1967, 42 U.S.C. Section 1985 and The Older Workers Benefit Protection Act); sex, race, or religious discrimination; sexual harassment; all Claims under all federal, state and municipal statutes and ordinances relating to discrimination of any type whatsoever in employment or otherwise; and all Claims Employee has asserted or may assert or could assert in any state or federal forum (including but not limited to all courts and administrative agencies) as a result of Employee's employment, or the termination of Employee's employment, with Employer or otherwise. HOWEVER, THIS RELEASE DOES NOT APPLY TO: EMPLOYEE'S RIGHTS UNDER EMPLOYER'S PENSION OR BENEFIT PLANS; ANY PENDING OR POTENTIAL WORKERS COMPENSATION CLAIMS OF EMPLOYEE; OR EMPLOYEE'S RIGHT TO INSTITUTE LEGAL ACTION FOR THE PURPOSE OF ENFORCING THE PROVISIONS OF THIS AGREEMENT.

     c. Notwithstanding anything contained in this Agreement to the contrary, the following terms, as used in this Section 5, shall have the following meanings:

               (i) "Claims" shall mean any and all manners of actions, causes of action, charges, obligations, suits, proceedings, debts, dues, contracts, judgments, damages, attorney fees, claims, and demands whatsoever, in law or equity.

               (ii) "Employee" shall mean "Employee" as defined on page 1 of this Agreement and his heirs, executors, administrators, successors and assigns.
                                 ---

               (iii) "Employer" shall mean "Employer" as defined on page 1 of this Agreement and all of its officers, directors,
                                     ---
                      shareholders, agents and employees and any and all affiliates and related entities, and their respective heirs, executors, administrators, successors and assigns .

6.   Confidentiality and Preservation of Corporate Opportunity.
     ----------------------------------------------------------

     a. Employee agrees at all times during the term hereof and thereafter, to hold in strictest confidence, and not to use, except for the benefit of Employer, or to disclose to any person, firm or corporation without written authorization of Employer, the Proprietary Information of Employer. Employee understands that "Proprietary Information" means any Employer proprietary information, technical data, trade secrets

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     or know-how, including, but not limited to, research, product plans, marketing plans, products, services, customer lists and customers (including, but not limited to, customers of Employer on whom Employee may call or with whom Employee becomes more acquainted during the term of this Agreement or has become acquainted during any prior period in which he performed services for Employer), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, financial or other business information disclosed to Employee by Employer either directly or indirectly in writing, electronically, orally or by drawings or observation of parts or equipment prior to or after the commencement of this Agreement.

          In light of the highly competitive nature of the industry in which Employer conducts its business, Employee agrees that all Proprietary Information heretofore or in the future obtained by the Employee as a result of the Employee's association with Employer shall be considered confidential. In recognition of this fact, the Employee agrees that he will not, except in the performance of his duties under the Consulting Agreement, or, except as otherwise provided herein, during and after the execution of this Agreement, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever and he will not make use of any Proprietary Information for his own purposes or for the benefit of any person or entity (except Employer) under any circumstances. The provisions contained in this Section 6 shall also apply to information obtained by Employee with respect to any subsidiary of or company otherwise affiliated with Employer.

          In the event that Employee is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise) to disclose any of the Proprietary Information, Employee will notify Employer promptly in writing so that Employer may seek a protective order or other appropriate remedy or, in Employer's sole discretion, waive compliance with the terms of this Agreement. Employee agrees not to oppose any action by Employer to obtain a protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, or that Employer waives compliance with the terms of this agreement, Employee will furnish only that portion of the Proprietary Information which Employee is advised in writing by counsel that he is legally required to furnish and will exercise his reasonable best efforts, at Employer's expense, to obtain reliable assurance that confidential treatment will be accorded to the Proprietary Information.

     b. In order to further protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which Employer conducts its business, and for the Additional Consideration set forth in Section 3 herein, Employee further agrees as follows:

          (i) for the period commencing on the date hereof and ending on the second anniversary of the effective date of Termination of the Consulting Agreement (as hereinafter defined) (the "Preservation Period"), Employee will not, directly or

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          indirectly engage in any Business Activities (as hereinafter defined), other than on behalf of Employer, whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 3% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise, in any geographic area in which the products or services of Employer have been distributed or provided by Employer during the period commencing two years prior to the date hereof and ending on the effective date of Termination of the Consulting Agreement.

          As used in this Agreement: "Business Activities" shall mean the providing of marketing services directly to consumers over the Internet, including but not limited to, the distribution of coupons, saving notices, gift certificates and other promotional incentives; and "Termination of the Consulting Agreement" shall mean: (x) the expiration of the Consulting Agreement or (y) any termination of the Consulting Agreement in accordance with the terms of the Consulting Agreement, prior to the expiration of the term then in effect under the Consulting Agreement, by either Employee or Employer; whichever occurs first.

          (ii) Employee will not, during the Preservation Period, directly or indirectly engage in any activities, provide any services or supply any products (other than on behalf of Employer) which would constitute Business Activities to any company or customer with whom Employer has done any business during the period commencing two years prior to the date hereof and ending on the effective date of Termination of the Consulting Agreement, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 3% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

          (iii) Employee will not, during the Preservation Period, directly or indirectly assist others in engaging in any of the Business Activities in the manner prohibited to Employee.

          (iv) Employee will not, during the Preservation Period, directly or indirectly induce employees of Employer or any of its subsidiaries to engage in any activities hereby prohibited to Employee or to terminate their employment.

     It is expressly understood and agreed that although Employee and Employer consider the restrictions contained in each of clauses (i) through (iv) above to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of Employer, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in this Section 6 is an unenforceable restriction on the activities of Employee, the provisions of this Section 6 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in this Section 6 or any remedy provided in Section 8 of this Agreement is

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     unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of this Section 6 shall in no respect limit or otherwise affect the obligations of Employee under other agreements with Employer, including but not limited to, the Consulting Agreement.

7.   Designs, Inventions, Patents and Copyrights.    Employee shall promptly
     -------------------------------------------
disclose, grant and assign to Employer for its sole use and benefit any and all designs, inventions, improvements, technical information, know-how and technology and suggestions relating in any way to the products or services of Employer or capable of beneficial use by customers to whom products or services of Employer are sold or provided, which the Employee in his past association with Employer, conceived, developed or acquired, during the Employee's employment with Employer (whether or not during usual working hours), together with all applications for copyrights, trademarks, design patents, patents, divisions of pending patent applications, applications for reissue of patents and specific assignments of such applications (and any copyrights, trademarks, patents or design patents) (the "Intellectual Property") that may at any time be granted for or upon any such designs, inventions, improvements, technical information, know-how or technology. In connection therewith at all times after the execution of this Agreement:

     (i) Employee shall promptly execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of Employer to vest in Employer title to the Intellectual Property and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

     (ii) Employee shall render to Employer at its expense all such assistance as it may require in the prosecution of applications for said patents or reissues thereof, in the prosecution or defense of interferences which may be declared involving any of said applications or patents, and in any litigation in which Employer and affiliates may be involved relating to the Intellectual Property.

     (iii) Employee agrees to, and hereby grants to Employer, title to all copyrightable material first designed, produced or composed in the course of or pursuant to Employee's employment with Employer, which material shall be deemed "works made for hire" under Title 17, United States Code, Section
     1.01 of the Copyright Act of 1976.

     (iv) Employee agrees to and does hereby grant to Employer a royalty-free, non-exclusive, and irrevocable license to reproduce, translate, publish, use and dispose of, and to authorize others so to do, any and all copyrighted or copyrightable material furnished as a result of Employee's employment with Employer but not first produced or composed by Employee in the performance of his employment with Employer, provided that the license granted by this Section shall be only to the extent the Employee now has, or under any later agreements with Employer relating to similar work may acquire, the right to grant such licenses without Employer becoming liable to pay compensation to others solely because of such grant.

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     (v) This Section 7 does not apply to Intellectual Property for which no equipment, supplies, facility or trade secret of Employer was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) to the business of Employer, or (b) to Employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for Employer.

8.   Remedies.    Employee acknowledges and agrees that Employer's remedy at law
     --------
for a breach or threatened breach of any of the provisions of Sections 6 or 7 of this Agreement would be inadequate and that in the event of such breach or threatened breach relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available would be appropriate. It is understood and agreed that the existence of such breach or threatened breach shall be determined by a court of competent jurisdiction and nothing contained herein shall be deemed an admission by Employee that such breach or threatened breach has occurred. Nothing herein contained shall be construed as prohibiting Employer from pursuing, in addition, any other remedies available to it for any such breach or threatened breach. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by Employee.

9.   Severability.    It is further understood and agreed by the parties hereto
     ------------
that if any of the provisions of this Agreement shall contravene, or be invalid under, the laws of the particular state, county, or jurisdiction where used, such contravention or invalidity shall not invalidate the whole Agreement; rather the Agreement shall be construed as if not containing the particular provision or provisions held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

10.  Notices.  Except as may otherwise be provided in this Agreement, any
     -------
notices required by or submitted in connection with the terms and conditions of this Agreement shall be in writing and be deemed effective upon the first to occur of: actual receipt; confirmation of facsimile transmission; or three (3) days after deposit in the U.S. mail, certified mail, return receipt requested, and addressed as follows:

     CSI:                          Employee:

     8755 West Higgins Road        Hillel Levin
     Suite 100                     824 Park Avenue
     Chicago, Illinois 60631       River Forest, Illinois 60305

Any party hereto may change its address for the purposes of this paragraph by tendering notice of such change of address to the other party in the manner herein provided for giving notice.

11.  Governing Law.  This Agreement shall be governed by and interpreted under
     -------------
the laws, statutes and case decisions of the State of Illinois.

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12.  Amendment/Waiver.  No provision of this Agreement may be altered, amended
     ----------------
and/or waived, except by a written document signed by both parties hereto setting forth such alteration, amendment, and/or waiver. The parties hereto agree that the failure to enforce any provision or obligation under this Agreement shall not constitute a waiver thereof or serve as a bar to the subsequent enforcement of such provision or obligation or any other provisions or obligations under this Agreement.

13.  Successors and Assigns.  This Agreement shall be binding upon and the
     ----------------------
benefits thereof, shall inure to the parties hereto and their respective legal representatives, heirs, successors, and assigns.

14.  Entire Agreement.  Subject to Section 5 above, this Agreement resolves any
     ----------------
and all claims, disputes or causes of action which Employee may have against Employer, its officers, directors, employees, partners, and any and all related entities. Further, this Agreement constitutes the entire agreement between the parties hereto and contains all of the agreements between said parties with respect to the subject matter hereof. There is no statement, promise, agreement, or obligation in existence which may conflict with the terms of this Agreement or may modify, enlarge, or invalidate this Agreement or any provision hereof. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement. Each party acknowledges that no representation, inducement or condition not set forth herein has been made or relied upon by either party. Further, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto.

15.  Draftsmanship.  Each of the parties hereto has been represented by counsel
     -------------
in negotiating this Agreement and the parties agree that there shall be no presumption favoring or burdening any one or more parties hereto based upon draftsmanship. Whenever necessary in this agreement the context would permit, the singular term and the related pronoun shall include the plural, the masculine and the feminine terms.

16.  Employee's Right to Revoke.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS
     --------------------------
AGREEMENT WHICH CAN BE CONSTRUED TO THE CONTRARY, THIS AGREEMENT MAY BE REVOKED BY EMPLOYEE AT ANY TIME WITHIN SEVEN (7) DAYS OF THE DATE EMPLOYEE SIGNS THIS AGREEMENT. FURTHER, THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL SAID SEVEN (7) DAY PERIOD HAS EXPIRED. IN THE EVENT EMPLOYEE ELECTS TO REVOKE THIS AGREEMENT WITHIN SAID TIME PERIOD, EMPLOYEE SHALL NOTIFY EMPLOYER OF SUCH REVOCATION IN WRITING.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinbelow written.

Witnesses:                    EMPLOYER:

                              coolsavings.com inc.



                              By: /s/ Steven M. Golden
______________________            _____________________________

                              Its: CEO
______________________            ____________________________

                              Dated: December 30, 1999
                                     __________________________



                              EMPLOYEE:


                              /s/ Hillel Levin
______________________        _________________________________
                              Hillel Levin

______________________              December 30, 1999
                              Dated:___________________________

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